Extraction Oil & Gas, Inc. Announces Fourth-Quarter and Full-Year 2017 Results

DENVER - February 27, 2018 (GLOBE NEWSWIRE) -- Extraction Oil & Gas, Inc. (NASDAQ: XOG) (“Extraction” or the “Company”) today reported financial and operational results for the fourth quarter and full-year ended December 31, 2017.

Fourth-Quarter and Full-Year 2017 Highlights

•
Fourth quarter average net sales volumes of 66,134 barrels of oil equivalent per day (BOE/d) including 33,674 barrels per day (Bbl/d) of crude oil and full-year 2017 average net sales volumes of 51,764 BOE/d including 26,284 Bbl/d of crude oil;

•
For the fourth quarter, Extraction reported a net loss of $30.6 million, or $0.20 per basic and diluted share[1], compared to a net loss of $245.6 million for the same period in 2016 and net loss of $29.8 million for the third quarter of 2017. Adjusted EBITDAX, Unhedged[2] was $147.3 million for the fourth quarter, up 153% year-over-year and up 17% sequentially. Adjusted EBITDAX was $134.7 million for the fourth quarter, up 148% year-over-year and up 5% sequentially;

•
Full-year 2017 net loss of $44.4 million, or $0.35 per basic and diluted share, compares favorably to the Company’s full-year 2016 net loss of $456.0 million. Full-year 2017 Adjusted EBITDAX, Unhedged was $399.1 million, up 144% year-over-year while Adjusted EBITDAX was $380.5 million, up 98%; and

•	Drilling and completion (D&C) capital expenditures for the full-year 2017 were $865 million;

Commenting on fourth quarter and full-year 2017 results, Extraction's Chairman and CEO Mark Erickson said: “We entered 2017 with very high expectations we set for ourselves. Looking back on the year, we doubled our first quarter equivalent production during the fourth quarter, coming in above the midpoint of our growth guidance. Oil production increased two and a half times during the fourth quarter over the first quarter, again coming in near the high end of our guidance. Our full-year D&C capital expenditures came in at the bottom of our recently revised guidance range and was only two percent above our original guidance. Looking forward, we expect to achieve full cash flow neutrality in the second half of 2018. We remain focused on maintaining our low cost structure which has experienced little to no cost inflation, while improving our capital efficiency as we employ our operational learnings from the past few years.”

1 For further information on the earnings per share, refer to the Consolidated Statement of Operations
2 Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are non-GAAP financial measures. For a definition of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, read “-Reconciliation of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged.”

Financial Results

Fourth quarter average net sales volumes were 66,134 BOE/d, an increase of 73% year-over-year and 5% sequentially. Fourth quarter crude oil volumes of 33,674 Bbl/d increased 109% year-over-year and decreased 3% sequentially. Full-year 2017 average net sales volumes were 51,764 BOE/d, an increase of 73% year-over-year while full-year 2017 crude oil volumes increased 82% year-over-year to 26,284 BOE/d. Crude oil accounted for approximately 70% and 69% of the Company’s total revenues recorded during the fourth quarter and full year 2017, respectively.

For the fourth quarter, Extraction reported oil, natural gas and NGL sales revenue of $214.0 million, as compared to $94.7 million during the same period in 2016, representing an increase of 126%. Revenue increased 18% sequentially, primarily driven by an increase in average daily production. For the full year, Extraction’s oil, natural gas and NGL sales revenues increased 117% over the prior year to $604.3 million.

Extraction reported a net loss of $30.6 million, or $0.20 per basic and diluted share for the fourth quarter, compared to net loss of $245.6 million for the same period in 2016 and net loss of $29.8 million for the third quarter. This net loss was driven predominately by a $70.1 million unrealized loss on commodity derivatives. Adjusted EBITDAX, Unhedged was $147.3 million for the fourth quarter, up 153% year-over-year and up 17% sequentially. Adjusted EBITDAX was $134.7 million for the fourth quarter, up 148% year-over-year and up 5% sequentially. Full-year 2017 net loss of $44.4 million compares favorably to the Company’s full-year 2016 net loss of $456.0 million. Full-year 2017 Adjusted EBITDAX, Unhedged was $399.1 million, up 144% year-over-year while Adjusted EBITDAX was $380.5 million, up 98%.

The following table provides a summary of our sales volumes, average sales prices and certain operating expenses on a per BOE basis for the three months and years ended December 31, 2017 and 2016, respectively:

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Sales (MBoe)(1):	6,084	3,511	18,894	10,940
Oil sales (MBbl)	3,098	1,479	9,594	5,287
Natural gas sales (MMcf)	10,682	7,360	32,395	20,212
NGL sales (MBbl)	1,206	805	3,901	2,284
Sales (BOE/d)(1):	66,134	38,161	51,764	29,891
Oil sales (Bbl/d)	33,674	16,076	26,284	14,446
Natural gas sales (Mcf/d)	116,108	80,004	88,754	55,223
NGL sales (Bbl/d)	13,109	8,751	10,687	6,240
Average sales prices(2):
Oil sales (per Bbl)	$48.52	$39.33	$43.77	$36.70
Oil sales with derivative settlements (per Bbl)	43.90	37.16	41.67	40.59
Differential ($/Bbl) to Average NYMEX WTI	(6.78)	(9.96)	(7.08)	(6.77)
Natural gas sales (per Mcf)	2.74	2.84	2.85	2.41
Natural gas sales with derivative settlements (per Mcf)	2.89	2.76	2.90	2.81
Differential ($/Mcf) to Average NYMEX Henry Hub	(0.47)	(0.65)	(0.47)	(0.40)
NGL sales (per Bbl)	28.60	19.38	23.60	15.49
Average price per BOE	35.18	26.97	31.98	25.42
Average price per BOE with derivative settlements	33.10	25.88	31.00	28.04
Expense per BOE:
Lease operating expenses	$5.84	$6.04	$5.89	$5.67
Operating expenses	3.08	3.13	3.19	3.36
Transportation and gathering	2.76	2.91	2.70	2.31
General and administrative expenses	5.30	56.17	5.83	21.24
Cash general and administrative expenses	2.19	3.37	2.36	2.93
Unit and stock-based compensation	3.11	52.80	3.47	18.31

Production taxes as a % of Revenue	8.5%	4.0%	8.5%	7.5%

(1)
One BOE is equal to six thousand cubic feet (“Mcf”) of natural gas or one barrel (“Bbl”) of oil or NGL based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.

(2)
Average prices shown in the table reflect prices both before and after the effects of our settlements of our commodity derivative contracts. Our calculation of such effects includes both gains and losses on settlements for commodity derivatives and amortization of premiums paid or received on options that settled during the period.

Operational Results

For the full-year 2017, the Company’s aggregate drilling, completion, leasehold and midstream capital expenditures totaled approximately $949 million, $865 million of which was for drilling and completion, $73 million on leasehold and $11 million on midstream.

During the fourth quarter, Extraction reached total depth on 45 gross (37 net) wells with an average lateral length of approximately 7,000 feet, completed 42 gross (26 net) wells with an average lateral length of approximately 7,500 feet and turned to sales 75 gross (53 net) wells with an average lateral length of approximately 8,500 feet. For the full year, Extraction reached total depth on 186 gross (137 net) wells with an average lateral length of approximately 8,300 feet, completed 198 gross (159 net) wells with an average lateral length of approximately 8,000 feet and turned to sales 198 gross (168 net) wells with an average lateral length of approximately 7,800 feet.

Extraction turned to sales its second operated well in the Hawkeye Area late in the fourth quarter. The well was a two-mile lateral and produced at a peak 30-day rate of 819 BOE/d (69% oil), similar to the Company’s first operated well in the Hawkeye area which produced at a peak 30-day rate of 774 BOE/d (73% oil) from a 1.5 mile lateral.

Update on Asset Sale Program

To date, Extraction has received multiple agreements to divest various properties for approximately $70 million. These sales are not expected to have a material impact to the Company's previously announced 2018 Guidance and are projected to close during the second quarter of 2018.

Debt and Liquidity

Pro forma for the November 2017 borrowing base increase which closed in January 2018 as well the January 2018 Senior Notes offering, Extraction’s liquidity was approximately $740 million.

Commenting on the Company’s current liquidity position, Extraction CFO Rusty Kelley said, “We remain committed to delivering robust production and cash flow growth that will result in our capital expenditure program being entirely self-funded with operating cash flow beginning sometime in the second half of this year. While commodity prices have moved up since we went through the budgeting process, we expect any increases in cash flow to help us get to cash flow neutrality sooner. If commodity prices hold, we expect to find ourselves in the enviable position of achieving excess free cash flow and are currently discussing internally options for the use of this cash flow, which may include strengthening our balance and return of capital to shareholders.”

Proved Reserves at December 31, 2017

Extraction’s estimated 2017 year-end proved reserves are 293 MMBoe, a 23% increase when compared to year-end 2016 proved reserves of 238 MMBoe. The Company’s estimated proved developed reserves at year-end 2017 were 102 MMBOE, an increase of 110% year-over-year. Year-end 2017 reserves are comprised of approximately 111 MMBbl of oil and 77 MMBbl of NGLs.

In accordance with Securities and Exchange Commission (“SEC”) guidelines, Extraction’s proved reserves at December 31, 2017 were computed using SEC pricing of $51.34 per barrel of crude oil and $2.98 per million British Thermal Units for natural gas, before adjustments for energy content, quality, midstream fees, and basis differentials. Prices adhere to the SEC requirement to use the un-weighted arithmetic average of the first-day-of-the-month price for the preceding twelve months without giving effect to derivative transactions. Reserve estimates for 2017 were prepared by Extraction’s independent reservoir engineering consultant, Ryder Scott Company, L.P.

The table below reconciles the components driving the 2017 proved reserves increase:

Balance, December 31, 2016 (MMBoe)	238.1
Purchases of reserves	14.1
Extensions and discoveries	56.5
Revisions of previous estimates	2.9
Production	(18.9)
Balance, December 31, 2017 (MMBoe)	292.7

Updated Investor Presentation

Extraction has posted an updated investor presentation to its website. The investor presentation may be viewed on the Company’s website (www.extractionog.com) by selecting “Investors,” then “News and Events,” then “Presentations.”

Fourth-Quarter and Full-Year 2017 Earnings Conference Call Information

Those who would like to participate can dial into the number listed below approximately 15 minutes before the scheduled conference call time, and enter confirmation number 4288643 when prompted.

Date:	Wednesday, February 28, 2018
Time:	8:00 AM MST / 10:00 AM EST
Dial - In Numbers:	1-844-229-9561 (Domestic toll-free)
Conference ID:	4288643

To access the audio webcast and related presentation materials, please visit the Investor Relations section of the Company’s website at www.extractionog.com. A replay of the conference call will be available on the website for approximately 30 days following the call.

About Extraction Oil & Gas, Inc.

Denver-based Extraction Oil & Gas, Inc. is an independent energy exploration and development company focused on exploring, developing and producing crude oil, natural gas and NGLs primarily in the Wattenberg Field in the Denver-Julesburg Basin of Colorado. For further information, please visit www.extractionog.com. The Company's common shares are listed for trading on the NASDAQ under the symbol: “XOG.”

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled or completed after the date hereof, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as "may," "expect," "estimate," "project," "plan," "believe," "intend," "achievable," "anticipate," "will," "continue," "potential," "should," "could," and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the “Risk Factors” section of our most recent Form 10-K and Forms 10-Q filed with the Securities and Exchange Commission and in our other public filings and press releases. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statement.

EXTRACTION OIL & GAS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$6,768	$588,736
Accounts receivable	139,348	57,220
Inventory and prepaid expenses	13,017	7,722
Commodity derivative asset	4,132	—
Total Current Assets	163,265	653,678
Property and Equipment (successful efforts method), at cost:
Oil and gas properties	3,825,912	2,402,376
Less: accumulated depletion, depreciation and amortization	(709,662)	(402,912)
Net oil and gas properties	3,116,250	1,999,464
Other property and equipment, net of accumulated depreciation	37,318	32,721
Net Property and Equipment	3,153,568	2,032,185
Non-Current Assets:
Goodwill and other intangible assets, net of accumulated amortization	55,453	54,489
Other non-current assets	12,383	44,424
Total Non-Current Assets	67,836	98,913
Total Assets	$3,384,669	$2,784,776
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$211,581	$131,134
Revenue and production taxes payable	90,249	62,489
Commodity derivative liability	67,428	56,003
Accrued interest payable	23,807	19,621
Asset retirement obligations	6,873	5,300
Total Current Liabilities	399,938	274,547
Non-Current Liabilities:
Credit facility	90,000	—
Senior Notes, net of unamortized debt issuance costs	933,361	538,141
Deferred tax liability	42,326	106,026
Commodity derivative liability	17,274	6,738
Other non-current liabilities	126,622	90,112
Total Non-Current Liabilities	1,209,583	741,017

Total Liabilities	1,609,521	1,015,564
Commitments and Contingencies
Series A Convertible Preferred Stock, $0.01 par value; 50,000,000 shares authorized; 185,280 issued and outstanding	158,383	153,139
Total Stockholders' Equity	1,616,765	1,616,073
Total Liabilities and Stockholders' Equity	$3,384,669	$2,784,776

EXTRACTION OIL & GAS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Revenues:
Oil sales	$150,307	$58,163	$419,904	$194,059
Natural gas sales	29,227	20,922	92,322	48,652
NGL sales	34,496	15,604	92,070	35,378
Total Revenues	214,030	94,689	604,296	278,089
Operating Expenses:
Lease operating expenses	18,732	10,993	60,358	36,743
Transportation and gathering	16,819	10,232	50,948	25,300
Production taxes	18,113	3,795	51,367	20,730
Exploration expenses	11,825	21,686	36,256	36,422
Depletion, depreciation, amortization and accretion	101,516	64,030	314,999	205,348
Impairment of long lived assets	972	74	1,647	23,425
Other operating expenses	(68)	12,374	451	13,610
General and administrative expenses	32,251	197,202	110,167	232,388
Total Operating Expenses	200,160	320,386	626,193	593,966
Operating Income (Loss)	13,870	(225,697)	(21,897)	(315,877)
Other Income (Expense):
Commodity derivatives gain (loss)	(82,755)	(38,523)	(36,332)	(100,947)
Interest expense	(18,128)	(10,929)	(51,889)	(68,843)
Other income	301	267	2,010	386
Total Other Income (Expense)	(100,582)	(49,185)	(86,211)	(169,404)
Loss Before Income Taxes	(86,712)	(274,882)	(108,108)	(485,281)
Income tax benefit	56,144	29,280	63,700	29,280
Net Loss	$(30,568)	$(245,602)	$(44,408)	$(456,001)
Loss Per Common Share(1)
Basic and diluted	$(0.20)	$(1.54)	$(0.35)	$(1.54)
Weighted Average Common Shares Outstanding
Basic and diluted	172,020	149.029	171,910	149.029

(1)
For further information, see the reconciliation of Net Income (Loss) to Net Income (Loss) available to common shareholders in Note 12 of our Annual Report on Form 10-K for the year ended December 31, 2017.

EXTRACTION OIL & GAS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net loss	$(30,568)	$(245,601)	$(44,408)	$(456,001)
Reconciliation of net loss to net cash provided by operating activities:
Depletion, depreciation, amortization and accretion	101,516	64,031	314,999	205,348
Abandonment and impairment of unproved properties	10,124	18,987	15,808	22,318
Impairment of long lived assets	972	75	1,647	23,425
Loss on sale of property and equipment	—	—	451	—
Amortization of debt issuance costs and debt discount	1,079	758	4,260	19,088
Deferred rent	(65)	(49)	(294)	551
(Gain) loss on commodity derivatives, including settlements and premiums paid	79,188	38,335	23,872	143,163
Equity in earnings of unconsolidated affiliate	(159)	—	(415)	—
Distributions from unconsolidated affiliate	284	—	415	—
Deferred income tax benefit	(56,144)	(29,280)	(63,700)	(29,280)
Unit and stock-based compensation	18,900	185,386	65,607	200,308
Changes in current assets and liabilities:
Accounts receivable	(16,411)	(14,085)	(81,869)	(18,702)
Inventory and prepaid expenses	(343)	(837)	(523)	(1,110)
Accounts payable and accrued liabilities	29,549	(945)	31,202	(19,187)
Revenue and production taxes payable	30,328	(8,464)	49,895	7,983
Accrued interest payable	9,739	10,829	4,186	19,171
Asset retirement expenditures	(2,760)	(315)	(4,168)	(687)
Net cash provided by operating activities	175,229	18,825	316,965	116,388
Cash flows from investing activities:
Oil and gas property additions	(355,087)	(225,916)	(1,370,787)	(449,600)
Acquired oil and gas properties	—	(405,335)	(17,225)	(419,009)
Sale of property and equipment	—	508	5,155	2,656
Other property and equipment additions	(12,581)	(4,319)	(22,189)	(7,655)
Distributions from unconsolidated affiliates, return of capital	402	—	518	—
Cash held in escrow	—	(200)	42,200	(42,200)
Net cash used in investing activities	(367,266)	(635,262)	(1,362,328)	(915,808)
Cash flows from financing activities:
Borrowings under credit facility	315,000	203,000	565,000	263,000
Repayments under credit facility	(225,000)	(292,000)	(475,000)	(488,000)
Proceeds from the issuance of Senior Notes	—	—	394,000	550,000
Repayments of Second Lien notes	—	—	—	(430,000)
Proceeds from the issuance of units	—	—	—	121,370
Repurchase of units	—	—	(2,105)	(2,867)
Payment of employee payroll withholding taxes	(1,077)	—	(1,804)	—
Issuance of common stock	—	1,185,332	—	1,185,332
Issuance of Series A Preferred Units	—	75,000	—	75,000
Redemption of Series A Preferred Units	—	(88,688)	—	(88,688)
Proceeds from the issuance of Series B Preferred Units	—	185,280		185,280
Dividends on Series A Preferred Stock	(2,721)	—	(10,401)	—
Dividends on Series B Preferred Units	—	(721)	—	(721)
Debt issuance costs	(1,354)	(913)	(4,627)	(14,102)
Unit and common stock issuance costs	(182)	(62,503)	(1,668)	(64,554)
Net cash provided by (used in) financing activities	84,666	1,203,787	463,395	1,291,050
Increase (decrease) in cash and cash equivalents	(107,371)	587,350	(581,968)	491,630
Cash and cash equivalents at beginning of period	114,139	1,386	588,736	97,106
Cash and cash equivalents at end of the period	$6,768	$588,736	$6,768	$588,736

EXTRACTION OIL & GAS, INC.
RECONCILIATION OF ADJUSTED EBITDAX AND ADJUSTED EBITDAX, UNHEDGED
(In thousands)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Reconciliation of Net Loss to Adjusted EBITDAX:
Net loss	$(30,568)	$(245,601)	$(44,408)	$(456,001)
Add back:
Depletion, depreciation, amortization and accretion	101,516	64,031	314,999	205,348
Impairment of long lived assets	972	75	1,647	23,425
Exploration expenses	11,825	21,687	36,256	36,422
Rig termination fee	—	—	—	891
Write-off of deposit on acquisition	—	10,000	—	10,000
Loss on sale of property and equipment	—	—	451	—
Acquisition transaction expenses	(68)	2,374	—	2,719
Loss on commodity derivatives	82,755	38,523	36,332	100,947
Settlements on commodity derivative instruments	(12,009)	(3,751)	(18,031)	34,196
Premiums paid for derivatives that settled during the period	(600)	(83)	(580)	(5,553)
Unit and stock-based compensation expense	18,900	185,386	65,607	200,308
Amortization of debt discount and debt issuance costs	1,079	926	4,260	19,256
Interest expense	17,049	10,003	47,629	49,587
Income tax benefit	(56,144)	(29,280)	(63,700)	(29,280)
Adjusted EBITDAX	$134,707	$54,290	$380,462	$192,265
Deduct:
Settlements on commodity derivative instruments	(12,009)	(3,751)	(18,031)	34,196
Premiums paid for derivatives that settled during the period	(600)	(83)	(580)	(5,553)
Adjusted EBITDAX, Unhedged	$147,316	$58,124	$399,073	$163,622

Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are not measures of net income (loss) as determined by United States generally accepted accounting principles (“GAAP”). Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are supplemental non-GAAP financial measures that are used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX as net income (loss) adjusted for certain cash and non-cash items, including depletion, depreciation, amortization and accretion, impairment of long lived assets, exploration expenses, rig termination fees, acquisition transaction expenses, commodity derivative (gain) loss, settlements on commodity derivatives, premiums paid for derivatives that settled during the period, unit and stock-based compensation expense, amortization of debt discount and debt issuance costs, interest expense, income taxes, and non-recurring charges. We define Adjusted EBITDAX, Unhedged as Adjusted EBITDAX adjusted for settlements on commodity derivative instruments and premiums paid for derivative that settled during the period.

Management believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful because they allow us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDAX and Adjusted EBITDAX, Unhedged because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX and

Adjusted EBITDAX, Unhedged should not be considered as alternatives to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of our operating performance. Certain items excluded from Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, hedging strategy and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged. Our computations of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged may not be comparable to other similarly titled measure of other companies. We believe that Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are widely followed measures of operating performance. A reconciliation of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged and net income (loss) for the three and twelve months ended December 31, 2017 and 2016 is provided in the table above. Additionally, our management team believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful to an investor in evaluating our financial performance because these measures (i) are widely used by investors in the oil and natural gas industry to measure a company’s operating performance without regard to items excluded from the calculation of such term, among other factors; (ii) help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating structure; and (iii) are used by our management team for various purposes, including as a measure of operating performance, in presentations to our board of directors, as a basis for strategic planning and forecasting.

Investor Contact: Louis Baltimore, ir@extractionog.com, 720-974-7773
Media Contact: Brian Cain, info@extractionog.com, 720-974-7782